UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2018

Lonestar Resources US Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37670	81-0874035
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

600 Bailey Avenue, Suite 200

Fort Worth, Texas 76107

(Address of principal executive office) (Zip Code)

(817) 921-1889

(Registrants’ telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective February 6, 2018, Lonestar Resources US Inc. (the “Company”) appointed Jason N. Werth, age 42, as Chief Accounting Officer of the Company. Douglas W. Banister will continue in his role as Chief Financial Officer of the Company but will no longer serve as the Company’s principal accounting officer as of the date of Mr. Werth’s appointment.

Prior to joining the Company, Mr. Werth served as Director of Audit at Denbury Resources Inc., an oil and natural gas company, where he worked for the past 7 years. Prior to his time at Denbury Resources, Mr. Werth held controller and other accounting positions at Grande Energy and Orix Corporation and has additionally held various audit and assurance positions at PricewaterhouseCoopers, LLP and Arthur Andersen LLP, where he served for a collective 8 years. Mr. Werth holds both bachelor’s and master’s degrees in accounting from Texas A&M University.

Mr. Werth is not a party to any arrangement or understanding regarding his selection as an officer. Mr. Werth has no family relationships with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Werth is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Werth has not entered into any material plan, employment agreement or compensatory arrangement, other than a customary indemnification agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lonestar Resources US Inc.

Dated: February 8, 2018	By:	/s/ Frank D. Bracken III
	Name:	Frank D. Bracken III
	Title:	Chief Executive Officer

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